UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 21, 2015

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On July 21, 2015, UIL Holdings Corporation (UIL) entered into agreements providing for UIL’s participation in Tennessee Gas Pipeline Company LLC’s (TGP) proposed Northeast Energy Direct project (NED pipeline), a “market path” natural gas pipeline segment from Wright, New York, to Dracut, Massachusetts, consisting of approximately 188 miles of new, 30-inch natural gas pipeline.  The NED pipeline is planned to be an extension off Kinder Morgan, Inc.’s existing TGP pipeline and will be owned by Northeast Expansion LLC, a joint venture between Kinder Morgan, Inc., through its affiliate Kinder Morgan Operating Limited Partnership “A” (Kinder Morgan “A”), and Liberty Utilities (Pipeline & Transmission) Corp.

In connection with UIL’s participation, UIL entered into an Assignment of Limited Company Interests with Kinder Morgan “A”, pursuant to which UIL acquired a 2.5% equity interest in Northeast Expansion LLC for approximately $1.2 million. This 2.5% equity interest commits UIL to an initial capital investment opportunity that is expected to total up to approximately $80 million, depending on the final pipeline configuration and design capacity.  Pursuant to an option agreement with Kinder Morgan “A”, UIL also has the option to acquire up to an additional 12.5% of equity interests in Northeast Expansion LLC under certain limited circumstances, including if certain additional firm transportation agreements for service on the NED pipeline are entered into or if TGP does not sell additional volume on the NED pipeline.   Any increase in equity ownership would increase UIL’s investment commitment proportionately.

In addition, as a condition to making this investment, UIL entered into a 20-year Precedent Agreement with TGP for pipeline capacity of 70,000 Dekatherms/day on the NED pipeline, which capacity commitment, under the terms of the Precedent Agreement, may be reduced in the event that TGP enters into additional precedent agreements with third parties for capacity on the NED pipeline.

A copy of the Assignment of Limited Company Interests and the Precedent Agreement are attached to this Current Report on Form 8-K as exhibits 99.1 and 99.2, respectively, and each is incorporated into this Item 1.01 by reference.

Section 8 - Other Events

Item 8.01   Other Events

On July 24, 2015, UIL issued a press release concerning the above transaction.  A copy of the press release is attached to this Current Report on Form 8-K as exhibit 99.3 and is incorporated into this Item 8.01 by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Assignment of Limited Company Interests dated as of July 21, 2015

99.2	Precedent Agreement dated as July 21, 2015

99.3	Press release issued by UIL Holdings Corporation on July 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: July 24, 2015	By	/s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President and
Chief Financial Officer